To the Board of Directors of
   M.S.D.&T. Funds, Inc.:

     We consent to the incorporation by reference in Post-Effective Amendment No. 23 to the Registration Statement of M.S.D.&T. Funds, Inc. (comprised of the Prime Money Market Fund, Government Money Market Fund, Tax-Exempt Money Market Fund, Growth & Income Fund, Equity Income Fund, Equity Growth Fund, International Equity Fund, Diversified Real Estate Fund, Limited Maturity Bond Fund, Total Return Bond Fund, Maryland Tax-Exempt Bond Fund, Intermediate Tax-Exempt Bond Fund, and National Tax-Exempt Bond Fund and collectively referred to as the "Funds") on Form N-1A (File Numbers 32-27491 and 811-5782) of our report dated July 16, 1999, on our audits of the financial statements and financial highligh ts of the Funds, which report is included in the Annual Report to Shareholders for the year ended May 31, 1999, which is incorporated by reference in the Registration Statement. We also consent to the reference of our firm under the caption "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional information.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 30, 1999

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